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                                                                   EXHIBIT 12.02

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                                   YEAR ENDED DECEMBER 31,
EXCLUDING INTEREST ON DEPOSITS:                                2001                2000                1999                 1998
                                                            ----------          ----------          ----------           ----------
FIXED CHARGES:
   INTEREST EXPENSE (OTHER THAN
      INTEREST ON DEPOSITS)                                    20,262              23,253              17,764               18,997
   INTEREST FACTOR IN RENT EXPENSE                                444                 416                 292                  417
   DIVIDENDS--PREFERRED STOCK                                     168                 180                 232                  332
                                                            ----------          ----------          ----------           ----------

      TOTAL FIXED CHARGES                                      20,874              23,849              18,288               19,746
                                                            ----------          ----------          ----------           ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                 21,897              21,143              18,151               11,085
   Other                                                            -                   -                   -                    -
   FIXED CHARGES (EXCLUDING PREFERRED
      STOCK DIVIDENDS)                                         20,706              23,669              18,056               19,414
                                                            ----------          ----------          ----------           ----------

      TOTAL INCOME                                             42,603              44,812              36,207               30,499
                                                            ==========          ==========          ==========           ==========

RATIO OF INCOME TO FIXED CHARGES
   EXCLUDING INTEREST ON DEPOSITS                                2.04                1.88                1.98                 1.54
                                                            ==========          ==========          ==========           ==========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
   INTEREST EXPENSE                                            31,965              36,638              28,674               30,692
   INTEREST FACTOR IN RENT EXPENSE                                444                 416                 292                  417
   DIVIDENDS--PREFERRED STOCK                                     168                 180                 232                  332
                                                            ----------          ----------          ----------           ----------

      TOTAL FIXED CHARGES                                      32,577              37,234              29,198               31,441
                                                            ----------          ----------          ----------           ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                 21,897              21,143              18,151               11,085
   OTHER                                                            -                   -                   -                    -
   FIXED CHARGES (EXCLUDING PREFERRED
      STOCK DIVIDENDS)                                         32,409              37,054              28,966               31,109
                                                            ----------          ----------          ----------           ----------

      TOTAL INCOME                                             54,306              58,197              47,117               42,194
                                                            ==========       =============          ==========           ==========

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                                1.67                1.56                1.61                 1.34
                                                            ==========       =============          ==========           ==========

                                                            Year Ended
                                                            December 31,         Three Months Ended March 31,
EXCLUDING INTEREST ON DEPOSITS:                                1997                2002                2001
                                                            ----------          ----------          ----------
FIXED CHARGES:
   INTEREST EXPENSE (OTHER THAN
      INTEREST ON DEPOSITS)                                    17,645               3,095               6,063
   INTEREST FACTOR IN RENT EXPENSE                                321                 104                 109
   DIVIDENDS--PREFERRED STOCK                                     433                  30                  44
                                                            ----------          ----------          ----------

      TOTAL FIXED CHARGES                                      18,399               3,229               6,216
                                                            ----------          ----------          ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                 12,305               7,105               5,579
   Other                                                            -                   -                   -
   FIXED CHARGES (EXCLUDING PREFERRED
      STOCK DIVIDENDS)                                         17,966               3,199               6,172
                                                            ----------          ----------          ----------

      TOTAL INCOME                                             30,271              10,304              11,751
                                                            ==========          ==========          ==========

RATIO OF INCOME TO FIXED CHARGES
   EXCLUDING INTEREST ON DEPOSITS                                1.65                3.19                1.89
                                                            ==========          ==========          ==========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
   INTEREST EXPENSE                                            27,299               4,899               9,523
   INTEREST FACTOR IN RENT EXPENSE                                321                 104                 109
   DIVIDENDS--PREFERRED STOCK                                     433                  30                  44
                                                            ----------          ----------          ----------

      TOTAL FIXED CHARGES                                      28,053               5,033               9,676
                                                            ----------          ----------          ----------

INCOME:
   INCOME BEFORE TAXES, MINORITY INTEREST
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                 12,305               7,105               5,579
   OTHER                                                            -                   -                   -
   FIXED CHARGES (EXCLUDING PREFERRED
      STOCK DIVIDENDS)                                         27,620               5,003               9,632
                                                            ----------          ----------          ----------

      TOTAL INCOME                                             39,925              12,108              15,211
                                                            ==========          ==========          ==========

RATIO OF INCOME TO FIXED CHARGES
   INCLUDING INTEREST ON DEPOSITS                                1.42                2.41                1.57
                                                            ==========          ==========          ==========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.